SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 27, 2001
(To Prospectus dated October 22, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   CHL Mortgage Pass-Through Trust 2001-HYB2

                             -------------------


The Class 2-A-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus


                                The Class 2-A-1 Certificates

                                o       This supplement relates to the
                                        offering of the Class 2-A-1
                                        certificates of the series referenced
                                        above. This supplement does not
                                        contain complete information about the
                                        offering of the Class 2-A-1
                                        certificates. Additional information
                                        is contained in the prospectus
                                        supplement dated November 27, 2001,
                                        prepared in connection with the
                                        offering of the offered certificates
                                        of the series referenced above and in
                                        the prospectus of the depositor dated
                                        October 22, 2001. You are urged to
                                        read this supplement, the prospectus
                                        supplement and the prospectus in full.

                                o       As of September 25, 2003, the
                                        certificate principal balance of the
                                        Class 2-A-1 certificates was
                                        approximately $47,338,864.




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 30, 2003

                               THE MORTGAGE POOL

         As of September 1, 2003 (the "Reference Date"), loan group 1 included approximately 34 Mortgage Loans having an aggregate Stated Principal Balance of approximately $12,244,508, loan group 2 included approximately 128 Mortgage Loans having an aggregate Stated Principal Balance of approximately $53,823,502 and loan group 3 included approximately 27 Mortgage Loans having an aggregate Stated Principal Balance of approximately $11,179,952.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                               As of September 1, 2003
                                                                 ----------------------------------------------------
                                                                   Loan Group 1      Loan Group 2     Loan Group 3
                                                                 ----------------- ----------------- ----------------


Total Number of Mortgage Loans.................................         34               128               27
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days............................................          5.88%             1.56%             0.00%
         60-90 days............................................          0.00%             0.00%             0.00%
         91 days or more (excluding pending foreclosures)......          0.00%             3.13%             0.00%
                                                                         -----             -----             -----
         Total Delinquencies...................................          5.88%             4.69%             0.00%
                                                                         =====             =====             =====
Foreclosures Pending...........................................          0.00%             3.91%             0.00%
                                                                         -----             -----             -----
Total Delinquencies and foreclosures pending...................          5.88%             8.59%             0.00%
                                                                         =====             =====             =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Three (3) Mortgage Loan in loan group 2 have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3, as of the Reference Date is set forth in
Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home

Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

         If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.



                                                                                                              At
                                          At February 28(29),                       At December 31,        June 30,
                                    --------------------------------       ----------------------------   ---------
                                    1999          2000          2001         2001            2002            2003
                                    ----          ----          ----         ----            ----            ----
                                       (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)


Jumbo ARM Loans(1)
Number of loans                      10,235      10,401         11,678         11,957          21,567        40,970
Volume of loans                  $3,043,727   $3,286,709     $3,798,037    $4,334,489      $8,063,387     $14,887,139
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End
   30 - 59 days                        2.45%       1.96%          2.79%          1.61%           1.18%         0.95%
   60 - 89 days                        0.46        0.49           0.32           0.34            0.22          0.17
   90 days or more (excluding
   pending foreclosures)
                                       0.75        0.51           0.40           0.41            0.24          0.11
Total of delinquencies                 3.66        2.96           3.51           2.36            1.65          1.24
Foreclosure pending                    0.75        0.37           0.40           0.40            0.21          0.12
Total delinquencies and
   Foreclosures pending                4.41        3.33           3.91           2.76            1.86          1.36
Losses on liquidated loans(2)   $(2,536,728)  $(876,985)     $(47,952)      $(716,016)     $(189,554)     $(814,200)


------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 28, 1999, February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month period ending on December 31, 2002, and (iv) the 6-month period ending on June 30, 2003, respectively.


                  DESCRIPTION OF THE CLASS 2-A-1 CERTIFICATES

         The Class 2-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

         As of September 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class 2-A-1 Certificates was approximately $47,338,864, evidencing a beneficial ownership interest of approximately 61.28% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $66,720,594 and evidenced in the aggregate a beneficial ownership interest of approximately 86.37% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $10,527,368 and evidenced in the aggregate a beneficial ownership interest of approximately 13.63% in the Trust Fund. For additional information with respect to the Class 2-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The September 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of CPR,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

     o the Adjusted Net Mortgage Rate for each Mortgage Loan is equal to the Mortgage Rate thereof (as of the Due Date in the month preceding the month in which such

          Distribution Date occurs) less (i) the master servicing fee rate, (ii) with respect to loan group 1 and loan group 2, the related Component Rate and with respect to loan group 3, the pass-through rate for the Class 1-X Certificates, and (iii) with respect to loan groups 1 and 2 only, the Radian Policy Premium related to certain Mortgage Loans in such loan groups,

     o the Class Certificate Balance of the Class 2-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o with respect to the Mortgage Loans in loan group 2 that are not identified as belonging to either Contributing Component, the Expense Fees increase by 0.125% on the first Adjustment Date,

     o interest accrues on the Class 2-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 2-A-1 Certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 2-A-1 Certificates is October 3, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o there is no exercise of the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

     o    no class of certificates becomes a Restricted Class,

     o the levels of One-Year LIBOR and CMT Indices remain constant at 1.24% and 1.16% respectively,

     o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described in the Prospectus Supplement), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the Prospectus Supplement.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 2-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding


                                                 Percentage of the
                                               Prepayment Assumption
                                     ----------------------------------------
Distribution Date                    0%    10%   25%   30%   35%   40%    50%
-----------------                    ---   ---   ---   ---   ----  ----   ---
Initial.........................     100   100   100   100   100   100    100
October 2004....................     99    88    73    67    62    52     46
October 2005....................     98    78    54    46    40    28     23
October 2006....................     96    70    40    32    25    15     11
October 2007....................     94    61    29    22    16    8      5
October 2008....................     92    54    21    15    10    4      3
October 2009....................     89    47    15    10    6     2      1
October 2010....................     86    41    11    7     4     1      1
October 2011....................     84    36    8     5     3     1      0
October 2012....................     81    31    6     3     2     0      0
October 2013....................     78    27    4     2     1     0      0
October 2014....................     75    23    3     1     1     0      0
October 2015....................     72    20    2     1     0     0      0
October 2016....................     68    17    2     1     0     0      0
October 2017....................     65    15    1     0     0     0      0
October 2018....................     61    13    1     0     0     0      0
October 2019....................     58    11    1     0     0     0      0
October 2020....................     54    9     0     0     0     0      0
October 2021....................     50    7     0     0     0     0      0
October 2022....................     46    6     0     0     0     0      0
October 2023....................     41    5     0     0     0     0      0
October 2024....................     37    4     0     0     0     0      0
October 2025....................     32    3     0     0     0     0      0
October 2026....................     27    2     0     0     0     0      0
October 2027....................     22    2     0     0     0     0      0
October 2028....................     17    1     0     0     0     0      0
October 2029....................     11    1     0     0     0     0      0
October 2030....................     5     0     0     0     0     0      0
October 2031....................     0     0     0     0     0     0      0
Weighted Average Life (in years)**   17    7.3   3.3   2.7   2.3   1.7    1.4
--------------------------

(**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0, $0 and $4,200,354 respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class 2-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

Certain U.S. Federal Income Tax Documentation Requirements

         Non-U.S. Persons (as described below) who beneficially own Certificates will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless both (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Non-U.S. Person and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Non-U.S. Person takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (W-8BEN). Beneficial owners of Certificates that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a Non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Beneficial owners that are non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding).

Non-U. S. Person. A person is a "Non-U.S. Person" unless that person is (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia , (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to Non-U.S. Person who beneficially own Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Certificates.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 2-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

         Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class 2-A-1 Certificates.

                                    RATINGS

         The Class 2-A-1 Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)


Total Number of Loans                                         34
Aggregate Principal Balance                                   $12,244,508
Average Principal                                             $360,133                   $96,946   to  $638,315
Weighted Average Mortgage Rate                                7.570%                     6.625%    to  9.250%
Net Weighted Average Mortgage Rate                            7.181%                     6.241%    to  8.866%
Weighted Average Original Term (months)                       360                        360       to  360
Weighted Average Remaining Term (months)                      336                        332       to  338
Weighted Average Combined LTV                                 78.10%                     39.08%    to  95.00%
Weighted Average Gross Margin                                 2.840%                     2.750%    to  3.750%
Weighted Average Months to Next Adjustment                    12                         8         to  14
Weighted Average Initial Periodic Cap                         5.000%                     5.000%    to  5.000%
Weighted Average Subsequent Periodic Cap                      2.000%                     2.000%    to  2.000%
Weighted Average Maximum Mortgage Rate                        13.421%                    11.625%   to  15.250%
Weighted Average Minimum Mortgage Rate                        2.840%                     2.750%    to  3.750%
Weighted Average FICO                                         676


                          CURRENT PRINCIPAL BALANCES

Range of Current                              Number of                  Aggregate               Percentage of Mortgage
Principal Balances ($)                        Mortgage Loans             Principal Balance       Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------------

$50,000.01 - $100,000.00                      1                          $96,946                 0.79                          %
$200,000.01 - $250,000.00                     4                          $923,213                7.54
$250,000.01 - $300,000.00                     7                          $1,962,376              16.03
$300,000.01 - $350,000.00                     7                          $2,317,217              18.92
$350,000.01 - $400,000.00                     7                          $2,630,246              21.48
$400,000.01 - $450,000.00                     2                          $826,844                6.75
$450,000.01 - $500,000.00                     2                          $947,134                7.74
$600,000.01 - $650,000.00                     4                          $2,540,531              20.75
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                            CURRENT MORTGAGE RATES

                                              Number of                  Aggregate               Percentage of Mortgage
Current Mortgage Rates(%)                     Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
6.625                                         2                          $594,360                4.85                          %
6.750                                         1                          $425,831                3.48
6.875                                         2                          $664,935                5.43
7.000                                         2                          $705,331                5.76
7.125                                         2                          $539,402                4.41
7.250                                         5                          $1,776,158              14.51
7.375                                         2                          $1,003,598              8.20
7.500                                         3                          $949,961                7.76
7.625                                         3                          $1,446,993              11.82
7.750                                         4                          $1,080,926              8.83
7.875                                         1                          $638,315                5.21
8.000                                         1                          $386,663                3.16
8.125                                         2                          $608,500                4.97
8.750                                         2                          $672,481                5.49
8.875                                         1                          $475,553                3.88
9.250                                         1                          $275,499                2.25
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------

                         MONTHS REMAINING TO MATURITY

Range of Months                               Number of                  Aggregate               Percentage of Mortgage
Remaining to Maturity                         Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
301 - 360                                     34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                         ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                           Number of                    Aggregate               Percentage of Mortgage
Loan-to-Value Ratios(%)                     Mortgage Loans               Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------

0.01 - 50.00                                2                            $970,635                7.93                          %
60.01 - 65.00                               1                            $223,641                1.83
65.01 - 70.00                               1                            $372,389                3.04
70.01 - 75.00                               7                            $3,257,313              26.60
75.01 - 80.00                               10                           $3,291,655              26.88
80.01 - 85.00                               2                            $714,347                5.83
85.01 - 90.00                               8                            $2,567,415              20.97
90.01 - 95.00                               3                            $847,112                6.92
--------------------------------------------------------------------------------------------------------------------------------
Total                                       34                           $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                            GEOGRAPHIC DISTRIBUTION

                                            Number of                    Aggregate               Percentage of Mortgage
State                                       Mortgage Loans               Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Arizona                                     1                            $637,529                5.21                          %
California                                  15                           $5,102,566              41.67
Colorado                                    1                            $379,934                3.10
Connecticut                                 1                            $347,441                2.84
District of Columbia                        1                            $333,106                2.72
Florida                                     1                            $263,922                2.16
Georgia                                     2                            $485,730                3.97
Illinois                                    2                            $1,036,584              8.47
Lousiana                                    1                            $96,946                 0.79
Maryland                                    2                            $858,244                7.01
Missouri                                    1                            $475,553                3.88
New Jersey                                  1                            $633,478                5.17
New Mexico                                  1                            $223,641                1.83
Oregon                                      1                            $372,389                3.04
South Carolina                              1                            $425,831                3.48
Virginia                                    1                            $325,040                2.65
Washington                                  1                            $246,573                2.01
--------------------------------------------------------------------------------------------------------------------------------
Total                                       34                           $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------

                           CREDIT BUREAU RISK SCORES

Range of Credit                               Number of                  Aggregate               Percentage of Mortgage
Bureau Risk Scores                            Mortgage Loans             Principal Balance       Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------------

781 - 800                                     2                          $773,238                6.31                          %
741 - 760                                     1                          $223,641                1.83
721 - 740                                     1                          $274,628                2.24
701 - 720                                     4                          $1,269,432              10.37
681 - 700                                     6                          $1,947,536              15.91
661 - 680                                     6                          $2,435,627              19.89
641 - 660                                     7                          $3,306,491              27.00
621 - 640                                     7                          $2,013,914              16.45
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 PROPERTY TYPE

                                              Number of                  Aggregate               Percentage of Mortgage
Property Type                                 Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                       23                         $8,146,797              66.53                         %
Planned Unit Development                      6                          $2,431,541              19.86
Low-rise Condominium                          2                          $691,097                5.64
Two Family Residence                          1                          $347,441                2.84
Three Family Residence                        1                          $341,934                2.79
Four Family Residence                         1                          $285,697                2.33
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 LOAN PURPOSE

                                              Number of                  Aggregate               Percentage of Mortgage
Loan Purpose                                  Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Refinance (cash out)                          13                         $5,151,850              42.07                         %
Purchase                                      15                         $4,849,948              39.61
Refinance (sale/term)                         6                          $2,242,709              18.32
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                   OCCUPANCY

                                              Number of                  Aggregate               Percentage of Mortgage
Occupancy Type                                Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                32                         $11,582,346             94.59                         %
Non-Owner Occupied                            2                          $662,161                5.41
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                             DOCUMENTATION PROGRAM


                                              Number of                  Aggregate               Percentage of Mortgage
Type of Program                               Mortgage Loans             Principal Balance       Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------------


No Ratio                                      12                         $4,331,272              35.37                         %
Reduced Documentation                         12                         $3,982,822              32.53
Full Documentation                            9                          $3,582,972              29.26
CLUES Plus                                    1                          $347,441                2.84
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 GROSS MARGIN

Range of                                      Number of                  Aggregate               Percentage of Mortgage
Gross Margin                                  Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                 30                         $10,629,398             86.81                         %
3.001 - 4.000                                 4                          $1,615,109              13.19
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

Next Rate                                     Number of                  Aggregate               Percentage of Mortgage
Adjustment Date                               Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
May 2004                                      2                          $672,360                5.49                          %
June 2004                                     1                          $96,946                 0.79
July 2004                                     5                          $1,657,896              13.54
August 2004                                   4                          $1,179,421              9.63
September 2004                                7                          $2,966,935              24.23
October 2004                                  14                         $5,272,682              43.06
July 2004                                     1                          $398,268                3.25
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                        MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to                  Number of                  Aggregate               Percentage of Mortgage
Next Adjustment Date (Months)                 Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
7 - 12                                        19                         $6,573,557              53.69                         %
13 - 18                                       15                         $5,670,950              46.31
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------



                             MAXIMUM MORTGAGE RATE

Range of Maximum                              Number of                  Aggregate               Percentage of Mortgage
Mortgage Rates(%)                             Mortgage Loans             Principal Balance       Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                               5                          $1,833,710              14.98                         %
12.001 - 13.000                               2                          $556,747                4.55
13.001 - 14.000                               21                         $7,822,017              63.88
14.001 - 15.000                               5                          $1,756,534              14.35
15.001 - 16.000                               1                          $275,499                2.25
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                           INITIAL PERIODIC RATE CAP

Initial Periodic                              Number of                  Aggregate               Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
5.000                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                                    Number of                  Aggregate               Percentage of Mortgage
Rate Cap(%)                                   Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
2.000                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE

Range of Minimum                              Number of                  Aggregate               Percentage of Mortgage
Mortgage Rates(%)                             Mortgage Loans             Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                 30                         $10,629,398             86.81                         %
3.001 - 4.000                                 4                          $1,615,109              13.19
--------------------------------------------------------------------------------------------------------------------------------
Total                                         34                         $12,244,508             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


Summary of Mortgage Loans in Group 2
(As of Reference Date)



Total Number of Loans                                         128
Aggregate Principal Balance                                   $53,823,502
Average Principal                                             $420,496                   $98,575    to  $925,358
Weighted Average Mortgage Rate                                7.532%                     4.000%     to  10.375%
Net Weighted Average Mortgage Rate                            7.149%                     3.616%     to  9.291%
Weighted Average Original Term (months)                       360                        360        to  360
Weighted Average Remaining Term (months)                      336                        331        to  338
Weighted Average Combined LTV                                 80.93%                     51.96%     to  95.00%
Weighted Average Gross Margin                                 2.789%                     2.250%     to  5.000%
Weighted Average Months to Next Adjustment                    36                         31         to  38
Weighted Average Initial Periodic Cap                         5.000%                     5.000%     to  5.000%
Weighted Average Subsequent Periodic Cap                      2.000%                     2.000%     to  2.000%
Weighted Average Maximum Mortgage Rate                        13.436%                    11.375%    to  16.375%
Weighted Average Minimum Mortgage Rate                        2.789%                     2.250%     to  5.000%
Weighted Average FICO                                         680


                          CURRENT PRINCIPAL BALANCES

Range of Current                              Number of                  Aggregate               Percentage of Mortgage
Principal Balances ($)                        Mortgage Loans             Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------

$50,000.01 - $100,000.00                      1                          $98,575                 0.18                          %
$100,000.01 - $150,000.00                     3                          $345,924                0.64
$150,000.01 - $200,000.00                     2                          $320,857                0.60
$250,000.01 - $300,000.00                     16                         $4,618,256              8.58
$300,000.01 - $350,000.00                     20                         $6,548,674              12.17
$350,000.01 - $400,000.00                     21                         $7,975,997              14.82
$400,000.01 - $450,000.00                     18                         $7,664,162              14.24
$450,000.01 - $500,000.00                     16                         $7,540,131              14.01
$500,000.01 - $550,000.00                     12                         $6,265,589              11.64
$550,000.01 - $600,000.00                     5                          $2,910,226              5.41
$600,000.01 - $650,000.00                     9                          $5,721,619              10.63
$650,000.01 - $700,000.00                     2                          $1,348,526              2.51
$700,000.01 - $750,000.00                     1                          $731,333                1.36
$750,000.01 - $1,000,000.00                   2                          $1,733,634              3.22
--------------------------------------------------------------------------------------------------------------------------------
Total                                         128                        $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                            CURRENT MORTGAGE RATES

                                              Number of                  Aggregate               Percentage of Mortgage
Current Mortgage Rates(%)                     Mortgage Loans             Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------

4.000                                         1                          $320,198                0.59                          %
6.375                                         3                          $1,561,424              2.90
6.500                                         2                          $952,956                1.77
6.625                                         1                          $340,633                0.63
6.750                                         1                          $328,589                0.61
6.875                                         7                          $3,025,861              5.62
7.000                                         5                          $2,242,085              4.17
7.125                                         5                          $1,978,586              3.68
7.250                                         9                          $4,219,584              7.84
7.375                                         13                         $4,724,729              8.78
7.500                                         17                         $7,052,359              13.10
7.625                                         18                         $7,458,326              13.86
7.750                                         16                         $7,022,683              13.05
7.875                                         8                          $3,510,808              6.52
7.950                                         1                          $298,892                0.56
8.000                                         6                          $2,930,222              5.44
8.125                                         7                          $2,490,701              4.63
8.250                                         1                          $397,991                0.74
8.336                                         1                          $308,620                0.57
8.375                                         1                          $420,584                0.78
8.500                                         1                          $531,874                0.99
8.625                                         1                          $458,329                0.85
9.125                                         1                          $520,633                0.97
9.500                                         1                          $628,261                1.17
10.375                                        1                          $98,575                 0.18
--------------------------------------------------------------------------------------------------------------------------------
Total                                         128                        $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                         MONTHS REMAINING TO MATURITY

Range of Months                               Number of                  Aggregate               Percentage of Mortgage
Remaining to Maturity                         Mortgage Loans             Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
301 - 360                                     128                        $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                         128                        $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------



                         ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                           Number of                    Aggregate               Percentage of Mortgage
Loan-to-Value Ratios(%)                     Mortgage Loans               Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------
50.01 - 55.00                               2                            $1,273,964              2.37                          %
60.01 - 65.00                               3                            $1,765,551              3.28
65.01 - 70.00                               5                            $2,069,326              3.84
70.01 - 75.00                               20                           $9,316,077              17.31
75.01 - 80.00                               55                           $23,808,126             44.23
85.01 - 90.00                               15                           $5,186,212              9.64
90.01 - 95.00                               28                           $10,404,245             19.33
--------------------------------------------------------------------------------------------------------------------------------
Total                                       128                          $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                            GEOGRAPHIC DISTRIBUTION

                                            Number of                    Aggregate               Percentage of Mortgage
State                                       Mortgage Loans               Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Arizona                                     1                            $808,276                1.50                          %
California                                  76                           $32,503,087             60.39
Colorado                                    3                            $1,328,807              2.47
Connecticut                                 5                            $1,600,992              2.97
District of Columbia                        2                            $805,138                1.50
Florida                                     1                            $108,917                0.20
Georgia                                     1                            $530,731                0.99
Illinois                                    2                            $839,605                1.56
Lousiana                                    1                            $288,869                0.54
Massachusetts                               2                            $638,693                1.19
Maryland                                    4                            $1,949,127              3.62
Michigan                                    3                            $1,016,900              1.89
New Jersey                                  6                            $2,252,527              4.19
Nevada                                      1                            $307,548                0.57
New York                                    6                            $2,595,613              4.82
Rhode Island                                1                            $446,957                0.83
Texas                                       4                            $2,021,011              3.75
Utah                                        2                            $914,561                1.70
Virginia                                    7                            $2,866,144              5.33
--------------------------------------------------------------------------------------------------------------------------------
Total                                       128                          $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                           CREDIT BUREAU RISK SCORES

Range of Credit                               Number of                  Aggregate               Percentage of Mortgage
Bureau Risk Scores                            Mortgage Loans             Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------
801 - 820                                     1                          $384,179                0.71                          %
781 - 800                                     1                          $655,002                1.22
761 - 780                                     5                          $1,703,219              3.16
741 - 760                                     8                          $3,089,671              5.74
721 - 740                                     6                          $2,481,751              4.61
701 - 720                                     16                         $5,984,349              11.12
681 - 700                                     17                         $7,962,862              14.79
661 - 680                                     26                         $11,350,370             21.09
641 - 660                                     27                         $11,544,101             21.45
621 - 640                                     21                         $8,667,998              16.10
--------------------------------------------------------------------------------------------------------------------------------
Total                                         128                        $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 PROPERTY TYPE

                                              Number of                  Aggregate               Percentage of Mortgage
Property Type                                 Mortgage Loans             Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                       90                         $37,947,791             70.50                         %
Planned Unit Development                      23                         $10,636,404             19.76
Low-rise Condominium                          7                          $2,627,068              4.88
Two Family Residence                          5                          $1,631,914              3.03
Four Family Residence                         2                          $649,910                1.21
Three Family Residence                        1                          $330,416                0.61
--------------------------------------------------------------------------------------------------------------------------------
Total                                         128                        $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 LOAN PURPOSE

                                              Number of                  Aggregate               Percentage of Mortgage
Loan Purpose                                  Mortgage Loans             Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Purchase                                      66                         $29,699,135             55.18                         %
Refinance (cash out)                          43                         $16,238,799             30.17
Refinance (sale/term)                         19                         $7,885,569              14.65
--------------------------------------------------------------------------------------------------------------------------------
Total                                         128                        $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                   OCCUPANCY

                                            Number of                    Aggregate               Percentage of Mortgage
Occupancy Type                              Mortgage Loans               Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------

Owner Occupied                              113                          $48,192,317             89.54                         %
Non-Owner Occupied                          12                           $4,145,272              7.70
Second/Vacation Home                        3                            $1,485,914              2.76
--------------------------------------------------------------------------------------------------------------------------------
Total                                       128                          $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                             DOCUMENTATION PROGRAM

                                            Number of                    Aggregate               Percentage of Mortgage
Type of Program                             Mortgage Loans               Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Reduced Documentation                       47                           $20,823,309             38.69                         %
No Ratio                                    37                           $14,845,883             27.58
Full Documentation                          29                           $12,044,491             22.38
CLUES Plus                                  15                           $6,109,820              11.35
--------------------------------------------------------------------------------------------------------------------------------
Total                                       128                          $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 GROSS MARGIN

Range of                                    Number of                    Aggregate               Percentage of Mortgage
Gross Margin                                Mortgage Loans               Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                               123                          $51,571,529             95.82                         %
3.001 - 4.000                               3                            $1,425,593              2.65
4.001 - 5.000                               2                            $826,381                1.54
--------------------------------------------------------------------------------------------------------------------------------
Total                                       128                          $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

Next Rate                                   Number of                    Aggregate               Percentage of Mortgage
Adjustment Date                             Mortgage Loans               Principal Balance       Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
April 2006                                  1                            $300,585                0.56                          %
May 2006                                    2                            $458,156                0.85
June 2006                                   5                            $1,925,924              3.58
July 2006                                   2                            $901,117                1.67
August 2006                                 22                           $10,536,988             19.58
September 2006                              62                           $25,886,876             48.1
October 2006                                27                           $10,713,715             19.91
November 2006                               7                            $3,100,142              5.76
--------------------------------------------------------------------------------------------------------------------------------
Total                                       128                          $53,823,502             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                        MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to                   Number of                  Aggregate               Percentage of Mortgage
Next Adjustment Date (Months)                  Mortgage Loans             Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------

25 - 31                                        1                          $300,585                0.56                          %
32 - 37                                        120                        $50,422,776             93.68
38 - 42                                        7                          $3,100,142              5.76
---------------------------------------------------------------------------------------------------------------------------------
Total                                          128                        $53,823,502             100.00                        %
---------------------------------------------------------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE

Range of Maximum                               Number of                  Aggregate               Percentage of Mortgage
Mortgage Rates(%)                              Mortgage Loans             Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                                9                          $4,081,579              7.58                          %
12.001 - 13.000                                15                         $6,454,740              11.99
13.001 - 14.000                                89                         $37,431,617             69.55
14.001 - 15.000                                12                         $4,608,098              8.56
15.001 - 16.000                                2                          $1,148,893              2.13
16.001 - 17.000                                1                          $98,575                 0.18
---------------------------------------------------------------------------------------------------------------------------------
Total                                          128                        $53,823,502             100.00                        %
---------------------------------------------------------------------------------------------------------------------------------


                           INITIAL PERIODIC RATE CAP

Initial Periodic                               Number of                  Aggregate               Percentage of Mortgage
Rate Cap(%)                                    Mortgage Loans             Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------
5.000                                          128                        $53,823,502             100.00                        %
---------------------------------------------------------------------------------------------------------------------------------
Total                                          128                        $53,823,502             100.00                        %
---------------------------------------------------------------------------------------------------------------------------------


                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                                     Number of                  Aggregate               Percentage of Mortgage
Rate Cap(%)                                    Mortgage Loans             Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------
2.000                                          128                        $53,823,502             100.00                        %
---------------------------------------------------------------------------------------------------------------------------------
Total                                          128                        $53,823,502             100.00                        %
---------------------------------------------------------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE

Range of Minimum                               Number of                  Aggregate               Percentage of Mortgage
Mortgage Rates(%)                              Mortgage Loans             Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                  123                        $51,571,529             95.82                         %
3.001 - 4.000                                  3                          $1,425,593              2.65
4.001 - 5.000                                  2                          $826,381                1.54
---------------------------------------------------------------------------------------------------------------------------------
Total                                          128                        $53,823,502             100.00                        %
---------------------------------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 3
(As of Reference Date)



Total Number of Loans                                         27
Aggregate Principal Balance                                   $11,179,952
Average Principal                                             $414,072           $238,000    to $978,451
Weighted Average Mortgage Rate                                6.710%             5.875%      to 7.250%
Net Weighted Average Mortgage Rate                            6.412%             5.586%      to 6.961%
Weighted Average Original Term (months)                       360                360         to 360
Weighted Average Remaining Term (months)                      336                334         to 337
Weighted Average Combined LTV                                 68.98%             29.41%      to 90.00%
Weighted Average Gross Margin                                 2.750%             2.750%      to 2.750%
Weighted Average Months to Next Adjustment                    60                 58          to 61
Weighted Average Initial Periodic Cap                         5.000%             5.000%      to 5.000%
Weighted Average Subsequent Periodic Cap                      2.000%             2.000%      to 2.000%
Weighted Average Maximum Mortgage Rate                        11.710%            10.875%     to 12.250%
Weighted Average Minimum Mortgage Rate                        2.750%             2.750%      to 2.750%
Weighted Average FICO                                         707



                          CURRENT PRINCIPAL BALANCES

Range of Current                              Number of                  Aggregate               Percentage of Mortgage
Principal Balances ($)                        Mortgage Loans             Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
$200,000.01 - $250,000.00                     1                          $238,000                2.13                          %
$250,000.01 - $300,000.00                     3                          $858,223                7.68
$300,000.01 - $350,000.00                     7                          $2,243,081              20.06
$350,000.01 - $400,000.00                     4                          $1,529,864              13.68
$400,000.01 - $450,000.00                     4                          $1,723,748              15.42
$450,000.01 - $500,000.00                     3                          $1,407,335              12.59
$500,000.01 - $550,000.00                     3                          $1,575,366              14.09
$600,000.01 - $650,000.00                     1                          $625,883                5.60
$750,000.01 - $1,000,000.00                   1                          $978,451                8.75
--------------------------------------------------------------------------------------------------------------------------------
Total                                         27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                            CURRENT MORTGAGE RATES

                                              Number of                  Aggregate               Percentage of Mortgage
Current Mortgage Rates(%)                     Mortgage Loans             Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
5.875                                         2                          $814,922                7.29                          %
6.250                                         1                          $487,368                4.36
6.375                                         1                          $418,009                3.74
6.500                                         3                          $1,297,824              11.61
6.625                                         4                          $1,609,650              14.40
6.750                                         3                          $1,343,799              12.02
6.875                                         7                          $3,072,027              27.48
7.000                                         1                          $332,131                2.97
7.125                                         4                          $1,421,227              12.71
7.250                                         1                          $382,995                3.43
--------------------------------------------------------------------------------------------------------------------------------
Total                                         27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                         MONTHS REMAINING TO MATURITY

Range of Months                               Number of                  Aggregate               Percentage of Mortgage
Remaining to Maturity                         Mortgage Loans             Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
301 - 360                                     27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                         27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------



                         ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                           Number of                    Aggregate               Percentage of Mortgage
Loan-to-Value Ratios(%)                     Mortgage Loans               Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------

0.01 - 50.00                                1                            $978,451                8.75                          %
50.01 - 55.00                               2                            $1,113,251              9.96
55.01 - 60.00                               1                            $505,937                4.53
60.01 - 65.00                               1                            $382,995                3.43
65.01 - 70.00                               5                            $2,060,794              18.43
70.01 - 75.00                               3                            $992,744                8.88
75.01 - 80.00                               12                           $4,239,888              37.92
80.01 - 85.00                               1                            $445,003                3.98
85.01 - 90.00                               1                            $460,888                4.12
--------------------------------------------------------------------------------------------------------------------------------
Total                                       27                           $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                            GEOGRAPHIC DISTRIBUTION

                                            Number of                    Aggregate               Percentage of Mortgage
State                                       Mortgage Loans               Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
Arkansas                                    1                            $389,371                3.48                          %
California                                  8                            $3,386,421              30.29
Connecticut                                 1                            $547,100                4.89
District of Columbia                        1                            $272,913                2.44
Florida                                     1                            $238,000                2.13
Georgia                                     1                            $290,900                2.60
Massachusetts                               1                            $460,888                4.12
Maryland                                    4                            $2,430,836              21.74
New Jersey                                  2                            $705,649                6.31
Pennsylvania                                2                            $725,262                6.49
South Dakota                                1                            $332,131                2.97
Virginia                                    1                            $328,735                2.94
Washington                                  3                            $1,071,747              9.59
--------------------------------------------------------------------------------------------------------------------------------
Total                                       27                           $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------



                           CREDIT BUREAU RISK SCORES



Range of Credit                               Number of                  Aggregate               Percentage of Mortgage
Bureau Risk Scores                            Mortgage Loans             Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------

781 - 800                                     1                          $307,253                2.75                          %
761 - 780                                     4                          $1,633,310              14.61
741 - 760                                     5                          $2,340,556              20.94
721 - 740                                     4                          $2,031,218              18.17
701 - 720                                     2                          $715,330                6.40
681 - 700                                     2                          $567,082                5.07
661 - 680                                     2                          $800,735                7.16
641 - 660                                     1                          $380,931                3.41
621 - 640                                     3                          $996,202                8.91
601 - 620                                     1                          $487,368                4.36
581 - 600                                     2                          $919,968                8.23
--------------------------------------------------------------------------------------------------------------------------------
Total                                         27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 PROPERTY TYPE

                                              Number of                  Aggregate               Percentage of Mortgage
Property Type                                 Mortgage Loans             Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                       25                         $10,447,959             93.45                         %
Planned Unit Development                      1                          $459,080                4.11
Low-rise Condominium                          1                          $272,913                2.44
--------------------------------------------------------------------------------------------------------------------------------
Total                                         27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 LOAN PURPOSE

                                              Number of                  Aggregate               Percentage of Mortgage
Loan Purpose                                  Mortgage Loans             Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
Purchase                                      16                         $6,288,251              56.25                         %
Refinance (cash out)                          5                          $2,701,190              24.16
Refinance (sale/term)                         6                          $2,190,511              19.59
--------------------------------------------------------------------------------------------------------------------------------
Total                                         27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                   OCCUPANCY

                                              Number of                  Aggregate               Percentage of Mortgage
Occupancy Type                                Mortgage Loans             Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                         27                         $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------



                             DOCUMENTATION PROGRAM

                                               Number of                 Aggregate               Percentage of Mortgage
Type of Program                                Mortgage Loans            Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
Full Documentation                             21                        $8,594,334              76.87                         %
CLUES Plus                                     5                         $1,959,734              17.53
Reduced Documentation                          1                         $625,883                5.60
--------------------------------------------------------------------------------------------------------------------------------
Total                                          27                        $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                                 GROSS MARGIN

Range of                                       Number of                 Aggregate               Percentage of Mortgage
Gross Margin                                   Mortgage Loans            Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                  27                        $11,179,952             100                           %
--------------------------------------------------------------------------------------------------------------------------------
Total                                          27                        $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE

Next Rate                                      Number of                 Aggregate               Percentage of Mortgage
Adjustment Date                                Mortgage Loans            Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
July 2008                                      2                         $683,820                6.12                          %
August 2008                                    11                        $4,233,079              37.86
September 2008                                 13                        $5,933,972              53.08
October 2008                                   1                         $329,082                2.94
--------------------------------------------------------------------------------------------------------------------------------
Total                                          27                        $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                        MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to                   Number of                 Aggregate               Percentage of Mortgage
Next Adjustment Date (Months)                  Mortgage Loans            Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
56 - 61                                        27                        $11,179,952             100                           %
--------------------------------------------------------------------------------------------------------------------------------
Total                                          27                        $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                             MAXIMUM MORTGAGE RATE

Range of Maximum                               Number of                 Aggregate               Percentage of Mortgage
Mortgage Rates(%)                              Mortgage Loans            Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
10.001 - 11.000                                2                         $814,922                7.29                          %
11.001 - 12.000                                20                        $8,560,807              76.57
12.001 - 13.000                                5                         $1,804,222              16.14
--------------------------------------------------------------------------------------------------------------------------------
Total                                          27                        $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                           INITIAL PERIODIC RATE CAP


Initial Periodic                         Number of                       Aggregate               Percentage of Mortgage
Rate Cap(%)                              Mortgage Loans                  Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
5.000                                    27                              $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                    27                              $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                         SUBSEQUENT PERIODIC RATE CAP

Subsequent                               Number of                       Aggregate               Percentage of Mortgage
Rate Cap(%)                              Mortgage Loans                  Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
2.000                                    27                              $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                    27                              $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------


                             MINIMUM MORTGAGE RATE

Range of Minimum                         Number of                       Aggregate               Percentage of Mortgage
Mortgage Rates(%)                        Mortgage Loans                  Principal Balance       Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                            27                              $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------
Total                                    27                              $11,179,952             100.00                        %
--------------------------------------------------------------------------------------------------------------------------------



                                   EXHIBIT 2




       THE                                                                                             Distribution Date:  9/19/03
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312




                                          Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------------
                                              Certificate                          Pass
                             Class                Rate           Beginning        Through          Principal          Interest
Class        Cusip        Description             Type            Balance          Rate (%)       Distribution      Distribution
----------------------------------------------------------------------------------------------------------------------------------
1A1        12669CHT0        Senior             Var-30/360       11,881,522.82    6.390715         1,328,707.65       63,276.19
2A1        12669CHU7        Senior             Var-30/360       54,149,483.66    6.423533         6,810,619.77       289,859.18
3A1        12669CHV5        Senior             Var-30/360       10,982,757.63    5.582616         2,153,842.37       51,093.76
1X         12669CHW3        Strip IO           Fix-30/360       13,559,967.48    0.862000         0.00               9,740.58
2X         12669CHX1        Strip IO           Fix-30/360       70,602,439.90    0.553426         0.00               32,561.00
AR         12669CLG3        Senior             Var-30/360       0.00             6.390715         0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------
M          12669CHY9        Junior             Var-30/360       3,374,739.83     6.225894         217,817.89         17,508.98
B1         12669CHZ6        Junior             Var-30/360       2,811,725.31     6.225894         181,478.90         14,587.92
B2         12669CJA9        Junior             Var-30/360       2,952,311.58     6.225894         190,552.84         15,317.32
B3         12669CLD0        Junior             Var-30/360       702,931.33       6.225894         45,369.72          3,646.98
B4         12669CLE8        Junior             Var-30/360       702,931.33       6.225894         45,369.72          3,646.98
B5         12669CLF5        Junior             Var-30/360       718,035.11       6.225894         46,344.55          3,725.34
----------------------------------------------------------------------------------------------------------------------------------
Totals                                                          88,276,438.60                     11,020,103.41      504,964.23
----------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
                             Current                            Cumulative
               Total        Realized             Ending          Realized
Class      Distribution      Losses             Balance          Losses
-------------------------------------------------------------------------------
1A1        1,391,983.84       0.00           10,552,815.17        0.00
2A1        7,100,478.94       0.00           47,338,863.89        0.00
3A1        2,204,936.13       0.00           8,828,915.26         0.00
1X         9,740.58           0.00           11,179,952.03        0.00
2X         32,561.00          0.00           62,594,225.72        0.00
AR         0.00               0.00           0.00                 0.00
-------------------------------------------------------------------------------
M          235,326.87         0.00           3,156,921.95         0.00
B1         196,066.82         0.00           2,630,246.41         0.00
B2         205,870.16         0.00           2,761,758.73         0.00
B3         49,016.70          0.00           657,561.60           0.00
B4         49,016.70          0.00           657,561.60           0.00
B5         50,069.89          8,373.16       663,317.40           62,506.83
-------------------------------------------------------------------------------
Totals     11,525,067.63      8,373.16       77,247,962.01        62,506.83
-------------------------------------------------------------------------------





       THE                                                                                             Distribution Date:  9/19/03
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312




                                                   Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
                              Original             Beginning        Scheduled                   Unscheduled            Net
                             Certificate          Certificate       Principal      Accretion     Principal          Principal
Class         Cusip            Balance              Balance        Distribution    Principal     Adjustments       Distribution
----------------------------------------------------------------------------------------------------------------------------------
1A1         12669CHT0       60,625,000.00        11,881,522.82     1,328,707.65      0.00           0.00           1,328,707.65
2A1         12669CHU7       238,774,000.00       54,149,483.66     6,810,619.77      0.00           0.00           6,810,619.77
3A1         12669CHV5       103,835,000.00       10,982,757.63     2,153,842.37      0.00           0.00           2,153,842.37
1X          12669CHW3       108,160,993.73       13,559,967.48     0.00              0.00           0.00           0.00
2X          12669CHX1       279,097,465.49       70,602,439.90     0.00              0.00           0.00           0.00
AR          12669CLG3       100.00               0.00              0.00              0.00           0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------
M           12669CHY9       5,041,000.00         3,374,739.83      217,817.89        0.00           0.00           217,817.89
B1          12669CHZ6       4,200,000.00         2,811,725.31      181,478.90        0.00           0.00           181,478.90
B2          12669CJA9       4,410,000.00         2,952,311.58      190,552.84        0.00           0.00           190,552.84
B3          12669CLD0       1,050,000.00         702,931.33        45,369.72         0.00           0.00           45,369.72
B4          12669CLE8       1,050,000.00         702,931.33        45,369.72         0.00           0.00           45,369.72
B5          12669CLF5       1,050,332.94         718,035.11        46,344.55         0.00           0.00           46,344.55
----------------------------------------------------------------------------------------------------------------------------------
Totals                      420,035,432.94       88,276,438.60     11,020,103.41     0.00           0.00           11,020,103.41
----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------
           Current               Ending              Ending
          Realized             Certificate         Certificate
Class      Losses                Balance             Factor
------------------------------------------------------------------------------
1A1         0.00              10,552,815.17       0.17406705441
2A1         0.00              47,338,863.89       0.19825803433
3A1         0.00              8,828,915.26        0.08502831664
1X          0.00              11,179,952.03       0.10336399144
2X          0.00              62,594,225.72       0.22427371603
AR          0.00              0.00                0.00000000000
------------------------------------------------------------------------------
M           0.00              3,156,921.95        0.62624914604
B1          0.00              2,630,246.41        0.62624914604
B2          0.00              2,761,758.73        0.62624914604
B3          0.00              657,561.60          0.62624914604
B4          0.00              657,561.60          0.62624914604
B5          8,373.16          663,317.40          0.63153060716
------------------------------------------------------------------------------
Totals      8,373.16          77,247,962.01
------------------------------------------------------------------------------





       THE                                                                                             Distribution Date:  9/19/03
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312





                                                   Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
               Beginning           Pass                Accrued         Cumulative                        Total           Net
              Certificate         Through              Optimal           Unpaid         Deferred        Interest      Prepayment
Class           Balance           Rate (%)            Interest          Interest        Interest          Due        Int Shortfall
----------------------------------------------------------------------------------------------------------------------------------
1A1          11,881,522.82        6.390715            63,276.19           0.00            0.00         63,276.19         0.00
2A1          54,149,483.66        6.423533            289,859.18          0.00            0.00         289,859.18        0.00
3A1          10,982,757.63        5.582616            51,093.76           0.00            0.00         51,093.76         0.00
1X           13,559,967.48        0.862000            9,740.58            0.00            0.00         9,740.58          0.00
2X           70,602,439.90        0.553426            32,561.00           0.00            0.00         32,561.00         0.00
AR           0.00                 6.390715            0.00                0.00            0.00         0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
M            3,374,739.83         6.225894            17,508.98           0.00            0.00         17,508.98         0.00
B1           2,811,725.31         6.225894            14,587.92           0.00            0.00         14,587.92         0.00
B2           2,952,311.58         6.225894            15,317.32           0.00            0.00         15,317.32         0.00
B3           702,931.33           6.225894            3,646.98            0.00            0.00         3,646.98          0.00
B4           702,931.33           6.225894            3,646.98            0.00            0.00         3,646.98          0.00
B5           718,035.11           6.225894            3,725.34            0.00            0.00         3,725.34          0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals       88,276,438.60                            504,964.23          0.00            0.00         504,964.23        0.00
----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------
          Unscheduled
           Interest           Interest
Class     Adjustment            Paid
------------------------------------------------------------------------------
1A1          0.00            63,276.19
2A1          0.00            289,859.18
3A1          0.00            51,093.76
1X           0.00            9,740.58
2X           0.00            32,561.00
AR           0.00            0.00
------------------------------------------------------------------------------
M            0.00            17,508.98
B1           0.00            14,587.92
B2           0.00            15,317.32
B3           0.00            3,646.98
B4           0.00            3,646.98
B5           0.00            3,725.34
------------------------------------------------------------------------------
Totals       0.00            504,964.23
------------------------------------------------------------------------------





       THE                                                                                             Distribution Date:  9/19/03
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312




                                                    Current Payment Information
                                                        Factors per $1,000
----------------------------------------------------------------------------------------------------------------------------------
                         Original        Beginning Cert.                                          Ending Cert.         Pass
                       Certificate         Notional          Principal         Interest            Notional           Through
Class     Cusip          Balance            Balance         Distribution     Distribution           Balance           Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
1A1     12669CHT0     60,625,000.00      195.983881586      21.916827177      1.043731011        174.067054409        6.390715
2A1     12669CHU7     238,774,000.00     226.781323164      28.523288830      1.213947816        198.258034334        6.423533
3A1     12669CHV5     103,835,000.00     105.771248866      20.742932230      0.492066854        85.028316636         5.582616
1X      12669CHW3     108,160,993.73     125.368369986      0.000000000       0.090056279        103.363991440        0.862000
2X      12669CHX1     279,097,465.49     252.966968998      0.000000000       0.116665354        224.273716030        0.553426
AR      12669CLG3     100.00             0.000000000        0.000000000       0.000000000        0.000000000          6.390715
----------------------------------------------------------------------------------------------------------------------------------
M       12669CHY9     5,041,000.00       669.458407680      43.209261638      3.473314410        626.249146042        6.225894
B1      12669CHZ6     4,200,000.00       669.458407680      43.209261638      3.473314410        626.249146042        6.225894
B2      12669CJA9     4,410,000.00       669.458407680      43.209261638      3.473314410        626.249146042        6.225894
B3      12669CLD0     1,050,000.00       669.458407680      43.209261638      3.473314410        626.249146042        6.225894
B4      12669CLE8     1,050,000.00       669.458407680      43.209261638      3.473314410        626.249146042        6.225894
B5      12669CLF5     1,050,332.94       683.626190372      44.123676324      3.546820341        631.530607155        6.225894
----------------------------------------------------------------------------------------------------------------------------------
Totals                420,035,432.94     210.164266338      26.236128064      1.202194364        183.908203813
----------------------------------------------------------------------------------------------------------------------------------





       THE
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312






Pool Level Data

Distribution Date                                                                                                  9/19/03
Cut-off Date                                                                                                       11/ 1/01
Determination Date                                                                                                 9/ 1/03
Accrual Period 30/360                                          Begin                                               8/ 1/03
                                                               End                                                 9/ 1/03
Number of Days in 30/360 Accrual Period                                                                            30


-------------------------------------------------------------------------------
                          Collateral Information
-------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                               63,151,209.68

Beginning Aggregate Pool Stated Principal Balance                                                                  13,670,857.47
Ending Aggregate Pool Stated Principal Balance                                                                     12,244,507.55

Beginning Aggregate Loan Count                                                                                     38
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                    4
Ending Aggregate Loan Count                                                                                        34

Beginning Weighted Average Loan Rate (WAC)                                                                         7.543373%
Ending Weighted Average Loan Rate (WAC)                                                                            7.570340%

Beginning Net Weighted Average Loan Rate                                                                           6.626013%
Ending Net Weighted Average Loan Rate                                                                              6.655543%

Weighted Average Maturity (WAM) (Months)                                                                           336

Servicer Advances                                                                                                  8,734.00

Aggregate Pool Prepayment                                                                                          1,415,704.98
Pool Prepayment Rate                                                                                               73.0966 CPR


Group 2
-------

Cut-Off Date Balance                                                                                               248,723,229.53

Beginning Aggregate Pool Stated Principal Balance                                                                  61,045,613.64
Ending Aggregate Pool Stated Principal Balance                                                                     53,823,502.44

Beginning Aggregate Loan Count                                                                                     144
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                    16
Ending Aggregate Loan Count                                                                                        128

Beginning Weighted Average Loan Rate (WAC)                                                                         7.524223%
Ending Weighted Average Loan Rate (WAC)                                                                            7.532409%





       THE
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312



Group 2
-------

Beginning Net Weighted Average Loan Rate                                                                           6.627084%
Ending Net Weighted Average Loan Rate                                                                              6.636535%

Weighted Average Maturity (WAM) (Months)                                                                           336

Servicer Advances                                                                                                  37,705.00

Aggregate Pool Prepayment                                                                                          7,174,927.69
Pool Prepayment Rate                                                                                               77.7239 CPR


Group 3
-------

Cut-Off Date Balance                                                                                               108,160,993.73

Beginning Aggregate Pool Stated Principal Balance                                                                  13,559,967.48
Ending Aggregate Pool Stated Principal Balance                                                                     11,179,952.03

Beginning Aggregate Loan Count                                                                                     34
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                    7
Ending Aggregate Loan Count                                                                                        27

Beginning Weighted Average Loan Rate (WAC)                                                                         6.732362%
Ending Weighted Average Loan Rate (WAC)                                                                            6.709958%

Beginning Net Weighted Average Loan Rate                                                                           6.444616%
Ending Net Weighted Average Loan Rate                                                                              6.420567%

Weighted Average Maturity (WAM) (Months)                                                                           336

Servicer Advances                                                                                                  0.00

Aggregate Pool Prepayment                                                                                          2,368,815.24
Pool Prepayment Rate                                                                                               90.0349 CPR

-------------------------------------------------------------------------------
                          Certificate Information
-------------------------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                                  93.4556605071%
Senior Prepayment Percentage                                                                                       93.4556605071%

Subordinate Percentage                                                                                             6.5443394929%
Subordinate Prepayment Percentage                                                                                  6.5443394929%

Group 2
-------

Senior Percentage                                                                                                  94.3516580703%
Senior Prepayment Percentage                                                                                       94.3516580703%





       THE
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312



Group 2
-------

Subordinate Percentage                                                                                             5.6483419297%
Subordinate Prepayment Percentage                                                                                  5.6483419297%

Group 3
-------

Senior Percentage                                                                                                  90.4969910222%
Senior Prepayment Percentage                                                                                       90.4969910222%

Subordinate Percentage                                                                                             9.5030089778%
Subordinate Prepayment Percentage                                                                                  9.5030089778%


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                          2,744.05
Compensation for Gross PPIS from Servicing Fees                                                                    2,744.05
Other Gross PPIS Compensation                                                                                      0.00
                                                                                                                   ---------
Total Net PPIS (Non-Supported PPIS)                                                                                -0.00


Master Servicing Fees Paid                                                                                         23,443.15
Insurance Premium(s) Paid                                                                                          13,035.52
Personal Mortgage Insurance Fees Paid                                                                              592.90
                                                                                                                   ---------
Total Fees                                                                                                         37,071.57





-------------------------------------------------------------------------------
                         Delinquency Information
-------------------------------------------------------------------------------


Group 1
-------

Delinquency                              30-59 Days              60-89 Days                90+ Days                   Totals
-----------                              ----------              ----------                --------                   ------
Scheduled Principal Balance              600,538.81              0.00                      0.00                       600,538.81
Percentage of Total Pool Balance         4.904557%               0.000000%                 0.000000%                  4.904557%
Number of Loans                          2                       0                         0                          2
Percentage of Total Loans                5.882353%               0.000000%                 0.000000%                  5.882353%

Foreclosure
-----------

Scheduled Principal Balance                                                                                           475,552.89
Percentage of Total Pool Balance                                                                                      3.883806%
Number of Loans                                                                                                       1
Percentage of Total Loans                                                                                             2.941176%






       THE
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312




REO
---

Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                       0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  4,598.00
Total Realized Losses                                                                                                 11,075.65

Group 2
-------


Delinquency                              30-59 Days              60-89 Days                90+ Days                   Totals
-----------                              ----------              ----------                --------                   ------

Scheduled Principal Balance              1,025,011.50            0.00                      1,800,791.13               2,825,802.63
Percentage of Total Pool Balance         1.904394%               0.000000%                 3.345734%                  5.250128%
Number of Loans                          2                       0                         4                          6
Percentage of Total Loans                1.562500%               0.000000%                 3.125000%                  4.687500%

Foreclosure
-----------

Scheduled Principal Balance                                                                                           1,362,963.24
Percentage of Total Pool Balance                                                                                      2.532283%
Number of Loans                                                                                                       4
Percentage of Total Loans                                                                                             3.125000%

REO
----

Scheduled Principal Balance                                                                                           997,390.10
Percentage of Total Pool Balance                                                                                      1.853075%
Number of Loans                                                                                                       3
Percentage of Total Loans                                                                                             2.343750%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  3,775.13
Total Realized Losses                                                                                                 51,431.00

Group 3
-------





       THE
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312




Delinquency                              30-59 Days              60-89 Days                90+ Days                   Totals
-----------                              ----------              ----------                --------                   ------

Scheduled Principal Balance              0.00                    0.00                      0.00                       0.00
Percentage of Total Pool Balance         0.000000%               0.000000%                 0.000000%                  0.000000%
Number of Loans                          0                       0                         0                          0
Percentage of Total Loans                0.000000%               0.000000%                 0.000000%                  0.000000%

Foreclosure
-----------

Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                       0
Percentage of Total Loans                                                                                             0.000000%

REO
---

Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                       0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                               0.00
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                                 0.00


------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection                                                                                 Original                   Current
----------                                                                                 --------                   -------

Bankruptcy Loss                                                                            0.00                       0.00
Bankruptcy Percentage                                                                      0.000000%                  0.000000%
Credit/Fraud Loss                                                                          0.00                       4,200,354.33
Credit/Fraud Loss Percentage                                                               0.000000%                  5.437495%
Special Hazard Loss                                                                        0.00                       0.00
Special Hazard Loss Percentage                                                             0.000000%                  0.000000%

Credit Support                                                                             Original                   Current
--------------                                                                             --------                   -------

Class A                                                                                    403,234,100.00             66,720,594.32
Class A Percentage                                                                         96.000020%                 86.371980%

Class M                                                                                    5,041,000.00               3,156,921.95
Class M Percentage                                                                         1.200137%                  4.086738%





       THE
     BANK OF
       NEW
       YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                          CHL Mortgage Pass-Through Trust
Associate:  Sean O'Connell                               Series 2001-HYB2
            212-815-6312




Credit Support                                                                             Original                   Current
--------------                                                                             --------                   -------
Class B1                                                                                   4,200,000.00               2,630,246.41
Class B1 Percentage                                                                        0.999916%                  3.404940%

Class B2                                                                                   4,410,000.00               2,761,758.73
Class B2 Percentage                                                                        1.049911%                  3.575187%

Class B3                                                                                   1,050,000.00               657,561.60
Class B3 Percentage                                                                        0.249979%                  0.851235%

Class B4                                                                                   1,050,000.00               657,561.60
Class B4 Percentage                                                                        0.249979%                  0.851235%

Class B5                                                                                   1,050,332.94               663,317.40
Class B5 Percentage                                                                        0.250058%                  0.858686%
